SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 7, 2001

NATIONAL INFORMATION CONSORTIUM, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-26621	52-2077581

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Corporate Woods 10975 Benson Street, Suite 390, Overland Park, Kansas 66210

(Address of principal executive offices, including zip code)

(877) 234-EGOV

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

             On September 7, 2001, National Information Consortium, Inc., a Colorado corporation (the “Company”), issued a press release, filed as Exhibit 99.1 to this report, announcing that the California Secretary of State has awarded the Company the nation’s largest eGovernment filing contract to develop a comprehensive information management and filing system that will support the largest filing district in the United States.  The five-year contract is valued at $25 million.

ITEM 7.  EXHIBITS

99.1 -                Press Release of National Information Consortium dated September 7, 2001.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INFORMATION CONSORTIUM, INC.

/s/ Stephen M. Kovzan

Stephen M. Kovzan
Vice President, Financial Operations and Chief Accounting Officer
Date: September 18, 2001